Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO TO REVIEW Q4 AND 2012
IN MARCH 8 CONFERENCE CALL

CRANFORD, NJ, February 22, 2013 – Metalico, Inc. (NYSE MKT: MEA), a scrap metal recycler and lead products fabricator, will host a conference call on Friday, March 8, 2013 at 10:00 a.m. ET to discuss its earnings results for the year and quarter ended December 31, 2012 and to provide an update on business developments. The Company is scheduled to release its results earlier that day.

The conference call can be accessed by dialing (888) 895-5271 (toll free) or (847) 619-6547, Conference Confirmation Number 34324614. Callers should identify the Metalico 2012 results call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available. An audio replay of the call will be accessible at (888) 843-7419 (toll free) or (630) 652-3042 (toll) for the first week after the call’s conclusion. Callers will be required to enter the Conference Confirmation Number to access the recording.

Metalico, Inc. is a holding company with operations in three principal business segments: Ferrous and Non-Ferrous Scrap Metal Recycling, PGM and Minor Metals Recycling, and Fabrication of Lead-Based Products. The Company operates 29 recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

This announcement and the March 14 conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury
info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 FAX: (908) 497-1097 www.metalico.com

# # #